EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") dated as of the 15th day of August, 1997 (the "Commencement Date"), between MINNESOTA CORN PROCESSORS, INC. ("Company") and L. DANIEL THOMPSON ("Employee").

The Company and the Employee agree as follows:

         1. EMPLOYMENT CAPACITY; TERM OF AGREEMENT. The Employee will serve as President and General Manager of the Company for an initial term (the "Initial Term") beginning on the Commencement Date and ending on March 31, 2001. On April 1, 2001, and on each April 1 thereafter, the term of this Agreement and the employment of the Employee pursuant to this Agreement shall be automatically extended for successive one-year renewal periods (each a "Renewal Term") unless and until the Company gives the Employee a written termination notice at least 6 months before the end of the Initial Term or the Renewal Term (and in that case this Agreement shall terminate on the last day of the Initial Term or the Renewal Term as applicable). For purposes of this Agreement, the "Employment Term" means the Initial Term and each Renewal Term, subject to early termination pursuant to Section 5 below.

         2. DEVOTION TO RESPONSIBILITIES. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement. During the Employment Term, the Employee shall devote all of his time and attention during normal business hours to the business of the Company, and he will not engage in or be employed by any other business activity or business, whether or not such business activity or business is for gain, profit or other pecuniary advantage; provided, however, that nothing herein shall prohibit the Employee from (i) serving as a member of the Board of Directors, Board of Trustees or the like of any for profit or non-profit entity, or performing services of any type for any civic or community entity, whether or not the Employee receives compensation therefore, (ii) investing his assets in such form or manner as will require no more than nominal services on the part of the Employee in the operation of the business of the entity in which such investment is made, or (iii) serving in various capacities with, and attending meetings of, industry or trade groups and associations, including without limitation the industry or trade groups and associations with which the Employee is currently involved, as long as the Employee's engaging in any one or more of the activities permitted by virtue of clauses (i), (ii) and (iii) above does not or do not materially and unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement.

         3. BASE SALARY; INCENTIVE COMPENSATION; BENEFITS. The Company will provide the Employee with the compensation and benefits described below:

                  a. BASE SALARY. An annual base salary during the Employment Term of $250,000 ("Annual Base Compensation"), payable to the Employee in accordance with the Company's normal


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payroll cycle. Salary and performance reviews will be conducted by the Company's
Board of Directors on or about April 1st of each year for possible salary increases.

                  b. VACATION. Employee shall be entitled to two (2) weeks vacation per year and an additional two (2) weeks of paid leave.

                  c. INCENTIVE COMPENSATION. Employee shall be eligible for an annual bonus for each fiscal year in which the Company is profitable, in an amount equal to (i) 1/4% of the first $50 million of the Company's Net Proceeds for the fiscal year plus (ii) 1/8% of the Company's Net Proceeds for the fiscal year in excess of $50 million. For this purpose, "Net Proceeds"shall mean the Company's net income for the fiscal year as shown on the Company's audited financial statements for the fiscal year, determined without regard to extraordinary income items. The annual bonus, if any, payable to the Employee for any fiscal year in which the Company is unprofitable, shall be determined at the sole discretion of the Company's Board of Directors The annual bonus, if any, shall be determined by the Board of Directors and paid to the Employee as soon as practicable and in any event within 90 days after the end of each fiscal year.

                  d. KEY EMPLOYEE MANAGEMENT STOCK PURCHASE PROGRAM. Employee will be eligible to participate at the 10,000 bushel level in the Company's Key Employee Management Stock Purchase Program (the "Management Stock Program"). If the Company's Board of Directors amends the Management Stock Program to increase the 10,000 bushel limit currently contained in this program, the Employee will have the right to participate in additional shares as determined by the Board of Directors.

                  e. ANNUITY. The Company shall annually invest $20,000 in a fully vested annuity with Employee as full owner. The terms of the annuity to be purchased shall be as mutually agreed upon from time to time by the Company's Board of Directors and the Employee, and, to the extent practicable, the parties will select an annuity providing that no taxable income will be realized by the Employee until payments are actually made to the Employee.

                  f. OTHER BENEFITS. Employee shall be entitled to participate in the Company's 401(k) plan and all other employee benefit plans or programs of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto; provided, however, that the Company shall not establish rules for participation in any such plans or programs that unfairly discriminate against Employee.

         4. EXPENSES. The Employee will be reimbursed for reasonable out-of-pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting invoices, documents and forms as the Company reasonably requests.


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         5. TERMINATION.

                  a. GROUNDS FOR TERMINATION DURING THE EMPLOYMENT TERM. This Agreement and the Employee's employment by the Company shall terminate prior to the expiration of the Employment Term in the event that at any time during such Employment Term:

                           (1) Employee dies, or

                           (2) Employee becomes "disabled", or

                           (3) The Board of Directors of the Company notifies Employee in writing that this Agreement is being terminated for "cause," or

                           (4) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies Employee in writing of such election, or

                           (5) Employee elects to terminate this Agreement and notifies the Company in writing of such election.

If this Agreement is terminated pursuant to subsection (1), (2), (3) or (4) of this Section, such termination shall be effective immediately. If this Agreement is terminated pursuant to subsection (5) of this Section, such termination shall be effective thirty (30) days after the Employee delivers a written notice of termination to the Company.

                  b. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                           (1) "Cause" shall mean Employee (i) has engaged in any willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of the Company, and has failed to cure such default within thirty (30) days after receipt of written notice of such conduct from the Company, or (ii) has committed fraud, misappropriation or embezzlement with the Company's business or assets, or (iii) has been convicted or pleaded nolo contendere to criminal misconduct (excluding misdemeanors or traffic violations), or (iv) has used narcotics, liquor or illicit drugs in a manner having a detrimental effect on the performance of his employment responsibilities.

                           (2) "Disabled" shall mean that Employee suffers an injury or illness or other incapacity which is serious enough that he is not able to perform the essential functions of his job, with or without reasonable accommodations, as defined by various state and federal disability laws. Employee shall be presumed to be disabled for the purpose of this Agreement if Employee qualifies, because of injury, illness or incapacity,


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         to begin receiving disability income insurance payments under any long term disability income insurance policy that Company maintains for the benefit of its officers generally. If there is no such policy in effect at the date of Employee's injury, illness or incapacity, Employee shall be presumed to have such a disability for the purpose of this Agreement if Employee is substantially incapable of performing his duties for a period of more than twelve (12) weeks.

                  d. EFFECT OF TERMINATION. If this Agreement terminates at the end of the Employment Term or earlier as provided in this Section, all of the rights and obligations of Employee and Company hereunder shall terminate as of the effective date of such termination. However, notwithstanding the termination of this Agreement and Employee's employment hereunder (i), if applicable, Employee shall be entitled to the benefits provided in Sections 5(e) and (f) below, and (ii) Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by Sections 6 and 7 hereof and any other provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Employee's employment.

                  e. MARSHALL RESIDENCE. MCP will compensate the Employee for any financial loss suffered on the sale of his residence in the Marshall area in the event that his employment is terminated by the Company for any reason other than for cause.

                  f. SEVERANCE PAYMENT. If Employee's employment is terminated by the Company during the Employment Term pursuant to Section 5(a)(4) above (i.e., without cause), the Company shall pay to Employee (within 30 days after such termination), a cash severance payment equal to,

                  (A) if the employment is terminated during the Initial Term, an amount equal to $250,000 or, if greater, the product of $4,807.69 multiplied by the number of weeks remaining from the date of termination of employment to the end of the Initial Term, or

                  (B) if the employment is terminated at any time after the end of the Initial Term, an amount equal to $250,000.

It is understood and agreed that no severance payment shall be due in the event employment is terminated during the Employment Term as provided in Section 5(a)(1), (2), (3), or (5).

         6. TRADE SECRETS, ETC. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data (including without limitation all financial information) relating to the Company or any of its subsidiaries or affiliates and their respective businesses and operations, which shall have been obtained by the Employee during the Employee's employment (whether prior to or after the Commencement Date) and which shall not have


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become public knowledge (other than by acts of the Employee or any of his representatives in violation of this Agreement). Employee acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. At the end of the Employment Term, the Employee agrees (i) not, without the prior written consent of the Company or as may be otherwise required by law or legal process, to communicate or divulge any such information, knowledge or data to any party other than the Company, and (ii) to deliver promptly to the Company any confidential information, knowledge or data in his possession, whether produced by the Company or any of its subsidiaries and corporate affiliates or by the Employee, that relate to the business of the Company or any of its subsidiaries or affiliates or any past, current or prospective activity of the Company or any of its subsidiaries or affiliates. In either event, the Employee shall be permitted to retain copies of such data as are necessary in order to enable the Employee to assert any rights under this Agreement, provided that such data shall be used solely for such purpose.

         7. CUSTOMER LISTS. The Employee recognizes and acknowledges that any written list or lists of the customers of the Company or any of its subsidiaries or affiliates ("customer lists"), as such customer lists may exist from time to time, are valuable, special and unique assets of the Company. The Employee agrees that he will not use such customer lists for his own personal benefit or disclose such customer lists to any person, firm, corporation, association or other entity for his own personal benefit.

         8. INJUNCTIVE RELIEF. In the event of a breach or threatened breach by the Employee of the provisions of Sections 6 or 7 of this Agreement during or after the Employment Term, the Company shall be entitled to injunctive relief restraining the Employee from violation of such provision. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of breach or threatened breach of this Agreement by the Employee.

         9. BINDING EFFECT.

                  a. This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

                  b. This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

                  c. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the Company's obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption


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to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

         10. EXPENSES RELATING TO ENFORCEMENT OF RIGHTS. If either party shall successfully seek to enforce any provision of this Agreement or to collect any amount claimed to be due hereunder, the successful party shall be entitled to be reimbursed by the other party for any and all of its out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with such enforcement and/or collection.

         11. NOTICES. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

                  If to the Company addressed to:

                           Minnesota Corn Processors, Inc.
                           901 North Highway 59
                           Marshall, Minnesota 56258-2744
                           Attn: Chairman

                  If to the Employee, addressed to:

                           L. Daniel Thompson
                           416 North 4th Street
                           Marshall, MN 56258

or such other address as to which any party thereto may have notified the other in writing.

         12. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota.

         13. ENTIRE AGREEMENT AND GOVERNING LAW. This Agreement and the documents referred to herein constitute the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company and supersedes and replaces all previous agreements and discussions relating to similar subjects between the Employee and the Company. No provision of this Agreement may be modified or amended except by an instrument in writing signed by the Employee and the Chairman or Vice Chairman of the Board on behalf of the Company.

         14. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the


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remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term of the provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         15. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

         16. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the breach thereof, Employee's employment with the Company, or the termination thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. To select an arbitrator, each party shall strike a name from the list submitted by AAA with the grieving party striking first. The arbitrators will not have the power to add to or ignore any of the terms and conditions of this Agreement. Their decision shall not go beyond what is necessary for the interpretation and application of this Agreement and obligations of the parties under this Agreement. The cost of such arbitration, but not attorneys' fees, will be paid by the losing party.

         17. BENEFICIARIES. Whenever this Agreement provides for any payment to be made to the Employee or his estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to redesignate any beneficiary to beneficiaries by written notice to the Company.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original all of which together shall constitute one and the same instrument.

                                       MINNESOTA CORN PROCESSORS, INC.


                                       By: /s/ Jerry Jacoby
                                          --------------------------------------
                                       Name: Jerry Jacoby
                                       Title: Chairman of the Board of Directors


                                       EMPLOYEE:

                                       /s/ L. Daniel Thompson
                                       -----------------------------------------
                                       L. Daniel Thompson

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